Exhibit 23.1


               Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48380 and 33-67606) of Fred's, Inc. of our report dated March 8, 1996 appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP
Memphis, Tennessee
May 1, 1996